Exhibit 99.1

FORM OF PROXY CARD FOR

AMERICAN PHYSICIANS SERVICE GROUP, INC. SPECIAL MEETING

COMMON SHARES PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD                     , 2006

The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders of American Physicians Service Group, Inc. (the “Company”) to be held on                     , 2006 and the Proxy Statement in connection therewith, each dated                     , 2006; (b) appoints Kenneth S. Shifrin and William H. Hayes, or either of them, as Proxies, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common Stock of the Company held of record by the undersigned on                     , 2006, that the undersigned would be entitled to vote if personally present on the matters listed below and in their discretion upon such other business as may properly come before the Special Meeting of Shareholders of the Company to be held                     , 2006, and at any adjournment(s) or postponement(s) thereof; and (d) revokes any proxies heretofore given.

(Continued and to be signed on reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

AMERICAN PHYSICIANS SERVICE GROUP, INC.

                    , 2006

Please date, sign and mail

Your proxy card in the

Envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided

_________________________________________________________________________________________________________________________________________________________________________________________________________________

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT.

1. On the question of a proposal to approve the issuance of common stock of the Company to the persons entitled to receive common stock, as a result of the conversion of American Physicians Insurance Exchange, a Texas reciprocal insurance exchange, into a Texas stock insurance company called American Physicians Insurance Company (APIC), immediately followed by the merger of a wholly owned subsidiary of the Company with and into APIC, with APIC becoming a wholly owned subsidiary of the Company as a result of the transactions contemplated by the Merger Agreement and Plan of Merger, dated June 1, 2006:

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. On the question of a proposed amendment to the Company’s 2005 Incentive and Non-Qualified Stock Option Plan to increase the number of shares of common stock that may be granted under the plan from 350,000 to 650,000:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. On the question of a proposed amendment to the Company’s 2005 Incentive and Non-Qualified Stock Option Plan to eliminate the exchange provision allowing the Company to exchange or buy out any previously granted stock option at any time:

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. On the question of whether to allow a possible adjournment, postponement, continuation or rescheduling of the special meeting for the purpose of allowing additional time to solicit additional votes or proxies in favor of approving the issuance of common stock of the Company pursuant to the merger, the amendment to the Company’s 2005 Incentive and Non-Qualified Stock Option Plan to increase the number of shares of common stock that may be granted thereunder from 350,000 to 650,000, or the amendment to the Company’s 2005 Incentive and Non-Qualified Stock Option Plan to eliminate the exchange provision:

FOR ☐	AGAINST ☐	ABSTAIN ☐

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

Signature of Shareholder:	Date:

Signature of Shareholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.